    As filed with the Securities and Exchange Commission on April 24, 1998


                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        INTEGRATED CIRCUIT SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

              Pennsylvania                             23-2000174
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation of organization)

                          2435 Boulevard of the Generals
                         Valley Forge, Pennsylvania 19482
                                  (610) 630-5300
                    (Address of principal executive offices)

                         1997 EQUITY COMPENSATION PLAN
             EMPLOYMENT AND COMPENSATION ARRANGEMENTS PURSUANT TO
                        PRIVATE STOCK OPTION AGREEMENTS
                           (Full title of the plan)

                                  HOCK E. TAN
               Senior Vice President and Chief Financial Officer
                       Integrated Circuit Systems, Inc.
                        2435 Boulevard of the Generals
                       Valley Forge, Pennsylvania 19482
                    (Name and address of agent for service)

                                (610) 630-5300
         (Telephone number, including area code, of agent for service)
                            -----------------------
                                   Copy to:
                              DAVID R. KING, ESQ.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                         Philadelphia, PA  19103-6993
                                (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

 Title of securities      Number of     Proposed maximum    Proposed maximum
        to be            shares to be    offering price        aggregate            Amount of
      registered        registered (1)    per share (2)    offering price (2)  registration fee (3)
----------------------------------------------------------------------------------------------------
Common Stock, no par
 value                   2,530,605        $17.8125           $45,076,401          $13,297.54
====================================================================================================

(1) This registration statement covers shares of Common Stock of Integrated Circuit Systems, Inc. which may be offered or sold pursuant to the Plans named above. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock of Integrated Circuit Systems, Inc. on April 21, 1998, as reported on the National Market of the Nasdaq Stock Market.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000295.

                               EXPLANATORY NOTES
                               =================

          This Registration Statement on Form S-8 (this "Registration Statement"), filed by Integrated Circuit Systems, Inc. (the "Company"), relates to 2,530,605 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"). Of the Shares, 2,000,000 shares are issuable pursuant to the Company's 1997 Equity Compensation Plan and 530,605 shares are issuable pursuant to employment and compensation arrangements under separate private stock option agreements.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997 filed with the Commission on September 8, 1997.

     (b) The Company's Quarterly Report on Form 10-Q for the interim period ended September 27, 1997 filed with the Commission on November 12, 1997.

     (c) The Company's Quarterly Report on Form 10-Q for the interim period ended December 27, 1997, filed with the Commission on February 9, 1998, as amended on February 13, 1998.

     (d) The description of the Company's shares of Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 21, 1991, registering the Common Stock under the Exchange Act.

     (e) The Company's Current Report on Form 8-K dated April 21, 1998 filed with the Commission on April 23, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The Company is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Article 23 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the PBCL.

     Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article 23 of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company to the extent not otherwise permitted by Section 1741 of the PBCL and pursuant to the authority of Section 1746 of the PBCL.

     Article 23 of the Company's Bylaws provides that the Company shall indemnify to the fullest extent permitted by Pennsylvania law any director or officer of the Company, and may indemnify any other employee or agent, for expenses and any liability paid or incurred by him or her in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the PBCL which authorizes indemnification only of expenses incurred in defending a derivative action.

     Unlike the provisions of PBCL Sections 1741 and 1742, Article 23 does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the PBCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law.

     Article 23 of the Company's Bylaws also authorizes the Company to further secure or insure its indemnification obligations by creating a trust fund or escrow, establishing any form of self-insurance, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

     The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                   Exhibit
------                   -------

  4.1*         Integrated Circuit Systems, Inc. 1997 Equity Compensation Plan.
  4.2          Form of Private Stock Option Agreement.
  5.1          Opinion of Morgan, Lewis & Bockius LLP.
 23.1          Consent of KPMG Peat Marwick LLP.
 23.2          Consent of Morgan, Lewis & Bockius LLP (included within
               Exhibit 5.1).
 24            Power of Attorney (included on signature pages hereto).

___________________
* Incorporated by reference to Exhibit A to the Company's 1997 Proxy Statement filed with the Commission on September 15, 1997.


ITEM 9.   UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norristown, Commonwealth of Pennsylvania, on April 24, 1998.

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                              By: /s/ HENRY I. BOREEN
                                  ---------------------------------------------
                                  President, Chief Executive Officer
                                       and Chairman

                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS HENRY I. BOREEN AND HOCK E. TAN, OR EITHER OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                                          DATE
---------                                       -----                                          ----

/s/  HENRY I. BOREEN                            President, Chief Executive Officer             April 24, 1998
----------------------------------------------  and Chairman (Principal Executive Officer)
Henry I. Boreen

/s/  HOCK E. TAN                                Chief Financial Officer, Chief Operating       April 24, 1998
----------------------------------------------  Officer, Senior Vice President of Finance
Hock E. Tan                                     and Secretary (Principal Financial and
                                                Accounting Officer)

/s/  EDWARD M. ESBER JR.                        Director                                       April 24, 1998
----------------------------------------------
Edward M. Esber Jr.

/s/  RUDOLF GASSNER                             Director                                       April 24, 1998
----------------------------------------------
Rudolf Gassner

/s/  JOHN L. PICKITT                            Director                                       April 24, 1998
----------------------------------------------
John L. Pickitt

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                               INDEX TO EXHIBITS

Exhibit
Number                        Description
------                        -----------

  4.1*              Integrated Circuit Systems, Inc. 1997 Equity Compensation
                    Plan.
  4.2               Form of Private Stock Option Agreement.
  5.1               Opinion of Morgan, Lewis & Bockius LLP.
 23.1               Consent of KPMG Peat Marwick LLP.
 23.2               Consent of Morgan, Lewis & Bockius LLP (included within
                    Exhibit 5.1).
 24                 Power of Attorney (included on signature pages hereto).
___________________
* Incorporated by reference to Exhibit A to the Company's 1997 Proxy Statement filed with the Commission on September 15, 1997.